SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                January 22, 2002
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                            CPI AEROSTRUCTURES, INC.
               (Exact Name of Registrant as Specified in Charter)



              New York                1-11398           11-2520310
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(State or Other Jurisdiction      (Commission        (IRS Employer
    of Incorporation)             File Number)       Identification No.)




200A Executive Drive, Edgewood, New York                            11717
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(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code    (631) 586-5200
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                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)






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ITEM 5.  OTHER EVENTS

         On January 22, 2002, CPI Aerostructures, Inc. ("CPI") announced that its wholly owned subsidiary, Kolar, Inc. ("Kolar"), will close the Kolar facility located in Ithaca, New York and begin the process to liquidate all of its assets through an auction of the fixed assets of Kolar and the sale of the real estate currently owned by Kolar. The proceeds of this liquidation will be used to reduce Kolar's liabilities on certain bank debt in the amount of approximately $6.3 million that is currently in default. The bank debt and Kolar's obligations to its previous owner are secured by liens on the assets and real estate to be sold and are guaranteed by CPI.

         A Peaceful Possession Agreement has been entered into by Kolar and the banks, which provides that Kolar will deliver all the fixed asset collateral to the banks at Kolar's premises for the purpose of enabling the banks to dispose of the collateral.

         An auction sale agreement has also been entered into by Kolar, the banks and Daley-Hodkin Corporation, auctioneer, which provides that an auction sale of the machinery, equipment and vehicles of Kolar will be conducted no later than March 21, 2002. The proceeds of the liquidation are not expected to fully satisfy all of the obligations to the banks. There can be no assurance that satisfactory payment terms will be made with the banks regarding the balance of portions of the bank debt, the due date of which was recently extended to June 30, 2002.

         An amendment to the credit agreement relating to the bank debt as well as supplement to such amendment has been entered into by CPI, Kolar and the banks, which extended the due date of a certain portion of the loan to June 30, 2002. CPI will issue an aggregate of 70,000 shares of common stock to the banks or its designees in consideration of the extension. CPI has agreed to afford piggy-back registration rights to the holders of such shares of common stock.


         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c)      Exhibits

         10.39 Peaceful Possession Agreement, by and among Kolar, Inc., JPMorgan Chase Bank f/k/a the Chase Manhattan Bank and J.P. Morgan Leasing, Inc., dated January 24, 2002 (without schedule).

         10.40 Auction Sale Agreement, among Daley-Hodkin Corporation, Kolar, Inc., JPMorgan Chase and J.P. Morgan Leasing, Inc., dated January 10, 2002.

         10.41    Ninth Amendment to Credit Agreement dated as of December 31,
                  2001.

         10.42 Supplement to Ninth Amendment to Credit Agreement dated January 4, 2002.

         99.1 Press Release regarding the liquidation of Kolar, Inc.'s assets, dated January 22, 2002.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   February 12, 2002                           CPI AEROSTRUCTURES, INC.



                                                     By:    /s/ Edward J. Fred
                                                        ------------------------
                                                            Edward J. Fred
                                                            President and Chief
                                                            Financial Officer



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                                  EXHIBIT INDEX



Exhibit No.       Description


10.39 Peaceful Possession Agreement, by and among Kolar, Inc., JPMorgan Chase Bank f/k/a the Chase Manhattan Bank and J.P. Morgan Leasing, Inc., dated January 24, 2002 (without schedule).

10.40 Auction Sale Agreement, among Daley-Hodkin Corporation, Kolar, Inc., JPMorgan Chase and J.P. Morgan Leasing, Inc., dated January 10, 2002.

10.41    Ninth Amendment to Credit Agreement dated as of December 31, 2001.

10.42    Supplement to Ninth Amendment to Credit Agreement dated January 4,
         2002.

99.1 Press Release regarding the liquidation of Kolar, Inc.'s assets, dated January 22, 2002.